UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2013

EcoLiveGreen Corp.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-157459 (Commission File Number)	26-3941151 (IRS Employer Identification No.)

7076 Spyglass Avenue, Parkland, FL 33076

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (954) 599-3672

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)(1)   On August 13, 2013, the PCAOB revoked the registration of the Registrant’s prior independent accountant, Lake & Associates, CPA’s LLC, whose address is 1905 Wright Blvd., Schaumburg, IL 60193 (“Lake”), due to Lake’s violations of PCAOB rules and auditing standards in auditing the financial statements and PCAOB rules and quality control standards with respect to four of Lake’s clients; the Registrant was not one of the clients for which Lake was sanctioned.

On October 19, 2012, Lake & Associates CPA’s LLC (“Lake & Associates”) resigned as the independent registered public accounting firm of the Company.  The resignation was accepted by the Board of Directors of the Company (the “Board”).

During the two most recent fiscal years and through the date of this report, there were no (1) disagreements with Lake & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused Lake & Associates to make reference in its reports on the Company’s financial statements for such years to the subject matter of the disagreement, or (2) “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Lake & Associates on the financial statements of the Company, during the periods from September 17, 2007 through October 19, 2012, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports stated there is substantial doubt about the Company’s ability to continue as a going concern.

We are in the process of re-auditing our financial statements that would be required to be included in filings with the Commission.

On August 29, 2013, the Registrant provided a draft copy of this report on Form 8-K to Lake, requesting their comments on the information contained therein.  The responsive letter from Lake is filed as an exhibit to this current report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibit 16.1 - Responsive Letter from Lake & Associates, CPA’s LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2013	EcoLiveGreen Corp.

	By:	/s/ Len Bryan
Name: Len Bryan
Title: President